AEROCENTURY CORP.

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 26, 2002

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of AeroCentury Corp. (the "Company"), which will be held at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California at 6:00 p.m. on April 26, 2002, for the following purposes:

         1.       To elect two directors to the Board of Directors;

         2. To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 2002; and

         3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 1, 2002, as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

A quorum comprising the holders of the majority of the outstanding shares of Common Stock of the Company on the record date must be present or represented for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

If you plan to attend the meeting, please call the Company's Investor Relations Department at (650)-340-1888, so that your name can be placed on the guest list at the Hiller Aviation Museum entrance.

Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

Sincerely yours,

/s/ Neal D. Crispin

Neal D. Crispin
CHAIRMAN OF THE BOARD

March 27, 2002
Burlingame, California

                                 PROXY STATEMENT
                                       FOR
                       2002 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                                AEROCENTURY CORP.
                          TO BE HELD ON APRIL 26, 2002

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AEROCENTURY CORP. (the "Company") of proxies to be voted at the 2002 Annual Meeting of Stockholders, which will be held at 6:00 p.m. on April 26, 2002 at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about March 27, 2002. The Company's 2001 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 2001 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

                         VOTING RIGHTS AND SOLICITATION

The close of business on March 1, 2002 was the record date for stockholders entitled to notice of and to vote at the 2002 Annual Meeting of Stockholders. As of that date, the Company had 1,543,257 shares of Common Stock, $0.001 par value (the "Common Stock"), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date, are entitled to vote at the 2002 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

If your shares are registered directly in your name with the Company's transfer agent, Continental Stock & Transfer Co., you are considered, with respect to those shares, the "stockholder of record" and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for your use, which should be returned to the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held "in street name" and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote those shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use, which must be returned to your broker or nominee.

Shares of the Company's Common Stock represented by proxies in the accompanying form that are properly executed and returned to the Company will be voted at the 2002 Annual Meeting of Stockholders in accordance with the instructions of the stockholder of record contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under "Proposal 1: Election of Directors" and FOR ratification of the selection of accountants as described herein under "Proposal 2: Ratification of Selection of Independent Public Accountants." Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder of record has the right to revoke his or her proxy at any time before it is voted at the meeting. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders of record entitled to vote at the election present in person or represented by proxy. Ratification of the selection of accountants shall be determined by a majority of the votes cast by the stockholders of record entitled to vote at the meeting.

Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular Company employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Two of the Company's six directors will be elected at the 2002 Annual Meeting of Stockholders. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below, unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a director at the time of the 2002 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2004 Annual Meeting of Stockholders or until the director's successor has been elected.

Nominees To Board Of Directors

     Mr. Maurice J. Averay, age 71. Mr. Averay has been an aviation consultant since 1996 and has served on the Board since 1997. From 1995 to 1996 he was a full-time consultant to Saab Aircraft of America and its parent with respect to marketing and new aircraft development. From 1990 - 1995, he was Senior Vice
President of the Sales and Marketing team of Saab Aircraft of America responsible for North and South American turboprop airliner sales. Prior to that Mr. Averay was Vice President of Sales Support for Saab Aircraft International, Ltd.; Sales Engineering Manager for Fairchild Aircraft, Inc., San Antonio, Texas; Vice President, Planning, for Chautauqua Airlines, Jamestown, New York, a U.S. Airways commuter associate; and Vice President of Shorts Aircraft USA, Inc., Mr. Averay holds a Bachelor of Science in Aero Engineering from the University of Bristol, United Kingdom.

     Ms. Toni M. Perazzo, age 54. Ms. Perazzo is a member of the Audit and Executive Committees of the Board of Directors and has served on the Board since its inception in 1997. She is the Company's Senior Vice President-Finance and Secretary and has held these same positions with JetFleet Management Corp. ("JMC"), the management company for the Company since 1994, and CMA Consolidated, Inc. ("CMA") since 1990. Prior to joining CMA in 1990, she was Assistant Vice President for a savings and loan, controller of an oil and gas syndicator and a senior auditor with Arthur Young & Co., Certified Public Accountants. Ms. Perazzo is the wife of Neal D. Crispin, a director and officer of JMC and the Company. She received her Bachelor's Degree from the University of California at Berkeley, and her Master's Degree in Business Administration from the University of Southern California. Ms. Perazzo, a CPA, is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                   PROPOSAL 2
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Arthur Andersen LLP served as independent public accountants for the Company for the fiscal year ended December 31, 2001. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the selection of Arthur Andersen LLP by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending December 31, 2002, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Arthur Andersen LLP, the Board of Directors would reconsider such selection.

A representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                              INFORMATION REGARDING
                                    AUDITORS

         Auditor Fees. The aggregate fees billed by the Company's auditors, Arthur Andersen LLP ("Auditors"), for professional services rendered for the audit of the Company's financial statement for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-QSB during the 2001 fiscal year was $61,500. An additional $6,900 was billed by the Auditors in connection with their review of the Company's 2001 tax return. No other fees were billed by the Auditors to the Company.

         Audit Committee Report. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process. The Company's Auditors, Arthur Andersen LLP, are responsible for expressing an opinion on the fairness and conformity of the Company's audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with the Auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the Auditors their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

         The undersigned members of the Audit Committee have submitted this Report to the Audit Committee:

Thomas W. Orr
Evan M. Wallach
Toni M. Perazzo

                       INFORMATION REGARDING THE COMPANY'S
                             DIRECTORS AND OFFICERS

Current Board Of Directors

The following directors have terms expiring at the Company's 2002 Annual Stockholder Meeting: Maurice J. Averay and Toni M. Perazzo. They have been nominated for election to the Board of Directors. For their biographical information, see "PROPOSAL 1: ELECTION OF DIRECTORS," above.

The following directors have terms expiring at the Company's 2004 Annual Stockholder Meeting:

     Mr. Neal D. Crispin, age 56. Mr. Crispin is Chairman of the Board and President of the Company. He is a member of the Executive committee of the Board and has served on the Board since its inception in 1997. He is also President and a Chairman of CMA Consolidated, Inc. ("CMA") and JetFleet Management Corp. ("JMC"). Prior to forming CMA in 1983, Mr. Crispin spent 2 years as vice President-Finance of an oil and gas company. Previously, Mr. Crispin was a manager with Arthur Young & Co., Certified Public Accountants. Prior to joining Arthur Young & Co., Mr. Crispin served as a management consultant, specializing in financial consulting. Mr. Crispin is the husband of Toni M. Perazzo, a Director and Officer of JMC and the Company. He received a Bachelor's Degree in Economics from the University of California at Santa Barbara and a Master's Degree in Business Administration (specializing in Finance) from the University of California at Berkeley. Mr. Crispin, a CPA, is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

         Mr. Evan M. Wallach, age 47. Mr. Wallach is Managing Director, Fixed Income, at US Bancorp Piper Jaffray. Prior to that he served as Vice President, Finance of C-S Aviation from 1998 to 2001. He is a member of the Audit Committee and has served on the Board since 1997. From 1996 to 1998, he was President and Chief Executive Officer of Global Airfinance Corporation. He has specialized in aircraft and airline financing over the past seventeen years, having held senior level positions with The CIT Group (1994 to 1996), Bankers Trust Company (1992 to 1994), Kendall Capital Partners (1990 to 1992), Drexel Burnham Lambert (1987 to 1990), and American Express Aircraft Leasing (1985 to 1987). Mr. Wallach received a Bachelor's Degree in Political Science from State University of New York at Stony Brook and a Master's Degree in Business Administration from the University of Michigan.

The following directors have terms expiring at the Company's 2003 Annual Stockholder Meeting:

     Mr. Marc J. Anderson, age 65. Mr. Anderson has been a member of the Company's Board of Directors since its inception in 1997. Mr. Anderson is the Company's Chief Operating Officer and Senior Vice President. He holds the same officer positions with JMC. Prior to joining JMC in 1994, Mr. Anderson was an aviation consultant (1992 to 1994) and prior to that spent seven years (1985 to 1992) as Senior Vice President-Marketing for PLM International, a transportation equipment leasing company. He was responsible for the acquisition, modification, leasing and remarketing of all aircraft. Prior to PLM, Mr. Anderson served as Director-Contracts for Fairchild Aircraft Corp.; Director of Aircraft Sales for Fairchild SAAB Joint Venture; and Vice President, Contracts for SHORTS Aircraft USA, Inc. Prior to that, Mr. Anderson was employed with several airlines in various roles of increasing responsibility beginning in 1959.

     Mr. Thomas W. Orr, age 66. Mr. Orr has served on the Company's Board of Directors since 1997, and was also, during that time, a member of the Audit Committee of the Board of Directors. Mr. Orr is currently a partner at the accounting firm of Bregante + Company LLP, where he has been a partner since joining that firm in 1992. Prior to that, beginning in 1986, Mr. Orr was Vice President, Finance, at Scripps League Newspapers, Inc. Beginning in 1958, Mr. Orr was in the audit department of Arthur Young & Company, where he retired as a partner in 1986. Mr. Orr received his Bachelor's degree in Business Administration, with distinction (Accounting major), from the University of Minnesota. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and a former member of the California State Board of Accountancy.

Board Meetings And Committees

The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 2001 (the "2001 fiscal year"). Each director attended every meeting of the Board and every meeting held by all committees of the Board on which the director served.

The Company has an Audit Committee and an Executive Committee of the Board of Directors. There is no compensation or nominating committee or committee performing the functions of such committees.

The Audit Committee was formed pursuant to a written charter approved by the Board of Directors. The Audit Committee meets with the Company's financial management and its independent public accountants to review internal financial information, audit plans and results, and financial reporting procedures. This committee currently consists of Thomas W. Orr, Chairman, Evan M. Wallach and Toni M. Perazzo. Of the three directors on the Audit Committee, only one, Toni
M. Perazzo, is not "independent" as defined under the American Stock Exchange Company Guide. The Audit Committee held one meeting during the 2001 fiscal year, and has held one meeting in the 2002 fiscal year to date.

The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors except for those which require action by all the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law. The Executive Committee currently consists of three directors, Neal D. Crispin, Chairman, Toni M. Perazzo, and Marc J. Anderson.

Director Compensation

Non-employee members of the Board are each paid an annual fee of $14,000 and are reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at such meetings. Non-employee members also receive $1,000 annually for each committee membership. Board members who are officers of the Company do not receive any compensation for Board or committee membership.

Officers And Key Employees

For biographies of Neal D. Crispin, President & Chairman of the Board, Marc J. Anderson, Chief Operating Officer & Senior Vice President, and Toni M. Perazzo, Senior Vice President - Finance & Secretary, see "Board of Directors" above.

Listed below are other officers of AeroCentury Corp. who are also key officers and employees of JetFleet Management Corp., the Company's management company, and are responsible for the management of various aspects of the Company's business:

Mr. Brian J. Ginna, Vice President, Corporate Development, age 33. Mr. Ginna has been responsible for all corporate communications, investor relations and public relations of the Company and JMC and its related companies since joining JMC in 2001. He is also Controller for CMA which he joined in 1991 and where he has held various positions of increasing responsibility. Mr. Ginna received a Bachelor of Science degree in Finance from Babson College.

Mr.  Jack  Humphreys,  Vice  President-Maintenance,  age 54.  Mr.  Humphreys  is
responsible for portfolio aircraft maintenance and acts as a liaison with manufacturers and the technical departments of lessees. Mr. Humphreys has over 33 years of experience in aviation and has been with the Company since July 2000. He has held several positions in the industry in the areas of aviation maintenance management, quality assurance, aviation safety and training development. Before joining the Company, Mr. Humphreys was an Aviation Quality Control Manager for Raytheon-Range Systems Engineering-Raytheon Corporation where he was responsible for maintaining airworthiness for a fleet of airplanes and helicopters. Mr. Humphreys holds a degree in Professional Aeronautics from Embry-Riddle Aeronautical University, a Bachelor of Science degree in Business Management from Columbia College, and an FAA Airframe and Powerplant certification.

Mr. John Myers, Senior Vice President, age 56 has been responsible for the administration of aircraft leases, marketing agreements and vendor agreements for the Company and JMC since joining the companies in March 2001. From 1991 to 2001, Mr. Myers was Vice President of Raytheon Aircraft Credit Corporation responsible for the management of a $1.3 billion commuter airline portfolio, customer financing transactions, credit risk analysis and structuring, and negotiating and documenting aircraft financing transactions. From 1976 until 1991, he was Senior Vice President and Chief Financial Officer of Air Midwest, Inc., a regional airline. Mr. Myers has Bachelor of Business Administration from Wichita State University.

Ms. Polly Prelinger, Senior Vice President, Marketing, age 44. Ms. Prelinger is in charge of acquiring aircraft and engines for the Company and JMC. Prior to joining JMC in 1998, Ms. Prelinger was Vice President-Sales and Marketing for 2 years with Fairchild Aircraft Incorporated, a major commuter aircraft manufacturer. During the period 1987 - 1996, Ms. Prelinger was at PLM International, a diversified equipment leasing company where she held positions of Director, Research and Market Development and Vice President, Aircraft Marketing. Ms. Prelinger holds a Bachelor of Arts degree in Russian Studies from the University of Michigan.

Mr. Christopher B. Tigno, General Counsel, age 40. Mr. Tigno is responsible for all legal matters of the Company and JMC and its related companies, including supervision of outside counsel, documentation of aircraft asset acquisition transactions, and corporate and securities matters. He is also General Counsel for CMA. He joined JMC and CMA in 1996. He was most recently employed as Senior Counsel with the firm of Wilson, Ryan & Campilongo (1992 to 1996), and prior to that was associated with Fenwick & West and Morrison & Foerster. Mr. Tigno received his Juris Doctor degree from the University of California at Berkeley, Boalt Hall School of Law, and was admitted to the California Bar in 1986. He also holds a Bachelor's Degree in Chemical Engineering from Stanford University.

Employment Contracts

Since the Company receives management services from JetFleet Management Corp, the Company has no employees and does not pay any compensation to its executive officers The cash compensation received by Neal Crispin from JMC including bonuses, for 2001 was $103,260 and is expected to be $1 in 2002. The cash compensation received by Ms. Perazzo from JMC including bonuses for 2001 was $85,860 and is expected to be $87,550 in 2002. The only executive officer of JMC whose compensation exceeds $100,000 are Marc J. Anderson, Senior Vice President & Chief Operating Officer, whose salary and bonus was $204,730 in 2001 and is expected to be $206,000 in 2002. Two additional JMC officers received and expect to receive compensation as follows: John Myers, Senior Vice President, received salary and bonus of $125,000 in 2001 and is expected to receive $154,500 in 2002; and Polly Prelinger, Senior Vice President, Marketing, received salary and bonus of $128,750 in 2001 and is expected to receive $130,150 in 2002.

Compensation Committee Interlocks And Insider Participation

Neal Crispin and Toni M. Perazzo are both executive officers and directors of the Company and JMC. Marc Anderson is an executive officer and director of the Company and an executive officer of JMC. As described above under "Employment Contracts," the Company has no employees and does not pay any compensation to its executive officers. Other than that, no executive officers of the Company currently serve on the compensation committee (or any other committee of the board of directors performing similar functions) of another entity.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2002 by: (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director; and (iii) all directors and executive officers as a group.

                                                                                      Percentage of
                                                                                       Ownership of
                                                             No.                          Common
Name, Position, & Address                               of Shares(1)                     Stock(2)

Neal D. Crispin                                            298,061                        19.31%
Chairman of the Board,
President and Principal
Shareholder (3)(4)

Toni M. Perazzo                                            298,061                        19.31%
Director, Senior Vice President - Finance,
Secretary and Principal
Shareholder (3)(4)(5)

Marc J. Anderson                                            9,247                            *
Director, Senior Vice President
and Chief Operating Officer (1)(3)(6)

Maurice J. Averay,                                           300                             *
Director (3)

Thomas W. Orr,                                               800                             *
Director (3)

Evan M. Wallach,                                             675                             *
Director (3)

JetFleet Holding Corp.                                     200,467                        12.99%
Principal Shareholder (3)(7)

All directors and executive                                307,383                        19.91%
 officers as a group (6 persons)(8)
----------------------------------------------------
*  Less than 1%

Footnotes to Security Ownership:

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after March 1, 2002, including, but not limited to, upon the exercise of an option.

(2) For purposes of calculating percentages, total outstanding shares consists of 1,543,257 shares of outstanding Common Stock, which excludes shares held by the Company as treasury stock.

(3) The mailing address is c/o AeroCentury Corp., 1440 Chapin Avenue Suite 310, Burlingame, California 94010.

(4) Includes 266,686 shares owned by corporations of which Mr. Crispin is an officer, director and/or principal shareholder.

(5) Consists of shares owned by corporations, of which Ms. Perazzo is an officer, director and/or principal shareholder, plus other shares owned beneficially by Mr. Crispin, spouse of Ms. Perazzo.

(6) Includes 1,700 shares issuable upon exercise of stock bonus plan rights to receive AeroCentury Common Stock owned by JHC.

(7) Consists of 112,167 shares owned directly and 88,300 shares owned by a wholly owned subsidiary.

 (8) Consists of shares beneficially owned by officers and directors, but excludes stock bonus plan shares described in footnote (6), since the shares issuable under this JHC plan are already counted in the 200,467 shares beneficially owned by Mr. Crispin and Ms. Perazzo indirectly through JHC, and therefore included in the shares counted as beneficially owned by officers and directors.

                           RELATED PARTY TRANSACTIONS

Management Agreement. JetFleet Management Corp. ("JMC") acts as the management company for the Company under the Management Agreement, dated December 31, 1997, as amended on February 3, 1998, between JMC and the Company. The officers of the Company are also officers of JMC and two members of the JMC's Board of Directors are on the Board of Directors of the Company.

Under the Management Agreement, the Company pays a monthly management fee to JMC equal to 0.25% of the net book value of the Company's assets as of the end of the month for which the fee is due. In addition, JMC may receive an acquisition fee for locating assets for the Company, provided that the aggregate purchase price including chargeable acquisition costs and any acquisition fee does not exceed the fair market value of the asset based on appraisal, and a remarketing fee in connection with the sale or re-lease of the Company's assets. The management fees, acquisition fees and remarketing fees may not exceed the customary and usual fees that would be paid to an unaffiliated party for such services. During 2001 and 2000, the Company recognized as expense $1,758,050 and $1,725,250, respectively, of management fees payable to JMC. In connection with the purchases of aircraft during 2001 and 2000, the Company paid JMC a total of $-0- and $371,300, respectively, in acquisition fees, which are included in the capitalized cost of the aircraft. During 2001 and 2000, the Company accrued a total of $13,500 and $77,250, respectively, in remarketing fees due JMC.

Office Space. The Company maintains its principal office at the offices of JMC at 1440 Chapin Avenue, Suite 310, Burlingame, California, without reimbursement to JMC.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2001 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

                              STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered at the 2003 Annual Meeting of Stockholders must be received by the Company no later than November 27, 2002. Proposals submitted after that date will be considered untimely, and will not be considered at the 2003 Annual Meeting. The proposal must be mailed to the Company's principal executive offices, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Neal D. Crispin

Neal D. Crispin, President
March 27, 2002
Burlingame, California